Exhibit 99.1

ACADIA REALTY TRUST REPORTS FIRST QUARTER 2017 OPERATING RESULTS

RYE, NY (April 24, 2017) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2017. All per share amounts, below, are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), which owns and operates meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to FFO and net income.

Highlights

•	Earnings: Generated earnings per share of $0.18 for the first quarter; funds from operations (“FFO”) per share of $0.40 for the first quarter

•	Core Portfolio Operating Results: Generated same-property net operating income growth of 0.4% for the first quarter; reported a leased rate of 95.7% as of quarter end

•	Fund Acquisitions: Fund IV acquired a $35 million opportunistic investment during the first quarter

•	Fund Dispositions: Completed $48 million of fund dispositions during the first quarter

•	Fund Promote: During 2017, generated approximately $0.6 million (approximately $0.01 per share) of net promote income for the Company from a Fund III asset sale

•
Balance Sheet: Maintained conservative leverage levels during 2017, as indicated by a net debt to EBITDA ratio of 4.4x and a fixed-charge coverage ratio of 4.8x, both for the Core Portfolio; Acadia did not issue any equity during the first quarter

“Despite the cyclical challenges and long-term secular shifts impacting the retailing industry, our company remains well positioned, as indicated by our solid first quarter results,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “First, our high-quality core portfolio contains several in-process value-creation opportunities; at the same time, this portfolio’s urban and street-retail focus, in a handful of gateway cities, and its strong tenancies, provide significant downside protection. Additionally, our complementary fund platform remains active on all fronts, with continued, profitable dispositions and plenty of dry powder, enabling us to remain opportunistic in today’s dislocated marketplace.”

FINANCIAL RESULTS

Net income attributable to common shareholders for the quarter ended March 31, 2017 was $16 million, or $0.18 per share. Net income attributable to common shareholders for the quarter ended March 31, 2016 was $29 million, or $0.40 per share, which included $15 million, or $0.21 per share, from the gain on Fund III's disposition of Cortlandt Town Center.

FFO for the quarter ended March 31, 2017 was $35 million, or $0.40 per share. This compares to FFO for the quarter ended March 31, 2016 of $31 million, or $0.41 per share, which included $0.06 of net Promote income.

Included in net income attributable to common shareholders and FFO for the quarter ended March 31, 2017 was approximately $2 million or $0.03 per share of incremental income recognized in connection with an anticipated monetization of a notes receivable.

CORE PORTFOLIO

Core Operating Results

Same-property NOI in the Core Portfolio increased 0.4% for the quarter ended March 31, 2017, compared to 2016, excluding redevelopment activities. The Company reaffirms its previously-announced guidance for full-year same-property NOI growth of 0.0% to 2.0%.

The Core Portfolio was 95.6% occupied and 95.7% leased as of March 31, 2017, compared to 96.2% occupied and 96.3% leased as of December 31, 2016. The leased rate includes space that is leased but not yet occupied.

During the quarter, the Company generated a 21.0% increase in average rents on a GAAP basis, and a 6.7% increase on a cash basis, on 19 new and renewal leases aggregating approximately 164,000 square feet.

Core Acquisition

907 King Street, Alexandria, VA. In January 2017, Acadia and its joint venture partners acquired 907 King St in Alexandria, VA for $3 million, of which Acadia’s pro rata share was $0.6 million (20%). This 6,200-square foot, three-story building was acquired from retained cash flow within the joint venture. This is the second property that the joint venture owns on King St.

FUND PLATFORM

Fund Acquisition

Lincoln Place Shopping Center, Fairview Heights, IL (Fund IV). In March 2017, Acadia acquired a 272,000-square foot shopping center, located in Fairview Heights, IL (St. Louis MSA), for $35 million. The property is currently more than 90% leased and is anchored by Kohl’s, Marshalls, Ross Dress for Less, and a separately-owned Lowe’s. This investment is consistent with such Fund platform’s high-yield strategy, which targets stable, mid-teens leveraged returns annually throughout an asset’s hold period.

Fund Dispositions

During the three months ended March 31, 2017, the Company, through its Fund platform, completed $48 million of dispositions, as discussed below:

2819 Kennedy Blvd, North Bergen, NJ (Fund IV). As previously reported, in January 2017, Fund IV, in partnership with MCB Real Estate, completed the sale of 2819 Kennedy Blvd, a 41,000-square foot retail property located in North Bergen, NJ, for $19 million. This compares to an all-in cost basis of $13 million. In June 2013, the Fund acquired the owner-occupied property from Toys R Us, who, as planned, vacated the site. During its 3.7-year hold period, the Fund completed a façade renovation and re-anchored the big box with Aldi and Crunch Fitness. This sale generated a 21% IRR and 2.5x multiple on the Fund’s equity investment.

Arundel Plaza, Glen Burnie, MD (Fund III). In February 2017, Fund III, in partnership with MCB Real Estate, completed the sale of Arundel Plaza, a 265,000-square foot, supermarket-anchored property located in Glen Burnie, MD, for $29 million. This compares to an all-in cost basis of $23 million. During its 4.5-year hold period, the partnership executed a 20-year lease with its existing-tenant Giant for an expanded, 66,000-square foot supermarket, increased grocer visibility by demolishing an AMF bowling alley, improved site access by completing a land swap with a third-party-owned gas station, and negotiated existing-tenant Lowe’s approval for a new 5,000-square foot pad site at the property. This sale generated a 16% IRR and 1.7x multiple on the Fund’s equity investment.

Fund Promote

During the three months ended March 31, 2017, the Company generated $0.6 million (less than $0.01 per share) of net promote income from Fund III.

BALANCE SHEET

The Company did not issue any equity during the first quarter of 2017.

Additionally, the Company maintained its solid, low-leveraged balance sheet. As of March 31, 2017, the Company’s net debt to EBITDA ratio for the Core Portfolio was 4.4x. Including its pro-rata share of Fund debt, the Company’s net debt to EBITDA ratio was 5.4x over the same period.

GUIDANCE

The Company is confirming its full-year 2017 guidance for FFO per share of $1.44 to $1.54 and for earnings per share of $0.58 to $0.63. The guidance is before any acquisition-related costs, and gains/losses on sale or impairment of depreciated and non-operating properties. The Company's guidance does not reflect any additional promote income for the balance of the year.

CONFERENCE CALL

Management will conduct a conference call on Tuesday, April 25, 2017 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:
Date:            Tuesday, April 25, 2017
Time:            12:00 PM ET
Dial#:            844-309-6711
Passcode:        “Acadia Realty” or “93055296”
Webcast (Listen-only):    www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:
Dial#:            855-859-2056
Passcode:        “93055296”
Available Through:    Tuesday, May 2, 2017

Webcast Replay:    www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 24, 2017 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses; (xii) information technology security threats and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended
	March 31,
	2017	2016
Revenues
Rental income	$48,585	$38,590
Expense reimbursements	12,316	7,959
Other	1,098	1,496
Total revenues	61,999	48,045
Operating expenses
Depreciation and amortization	24,536	16,849
General and administrative	8,469	9,352
Real estate taxes	10,606	6,165
Property operating	8,197	5,537
Other operating	294	291
Total operating expenses	52,102	38,194

Operating income	9,897	9,851

Equity in earnings and gains of unconsolidated affiliates inclusive of gains on disposition of properties of $11,486 and $ - , respectively	12,703	1,954
Interest income	8,984	4,638
Interest expense	(11,488)	(8,038)
Income from continuing operations before income taxes	20,096	8,405
Income tax (provision) benefit	(125)	77
Income from continuing operations before gain on disposition of properties	19,971	8,482
Gain on disposition of properties, net of tax	—	65,393
Net income	19,971	73,875
Net income attributable to noncontrolling interests	(4,340)	(44,950)
Net income attributable to Acadia	$15,631	$28,925

Less: Net income attributable to participating securities	(162)	(365)
Net income attributable to Common Shareholders - basic	$15,469	$28,560

Weighted average shares for diluted earnings per share	83,646	71,200

Net Earnings per share - basic and diluted (b)	$0.18	$0.40

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, c)
(dollars and Common Shares and Units in thousands, except per share data)

	For the Quarters ended
	March 31,
	2017	2016

Net income attributable to Acadia	$15,631	$28,925

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	21,533	15,328

Gain on sale (net of noncontrolling interests’ share)	(2,742)	(15,140)
Income attributable to Common OP Unit holders	923	1,855
Distributions - Preferred OP Units	139	139
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$35,484	$31,107

Funds From Operations per Share - Diluted
Weighted average number of Common Shares and Common OP Units (d)	89,024	75,845
Diluted Funds from operations, per Common Share and Common OP Unit	$0.40	$0.41

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)
(dollars in thousands)

	For the Quarters ended
	March 31,
	2017	2016

Operating income	$9,897	$9,851

Add back:
General and administrative	8,469	9,352
Depreciation and amortization	24,536	16,849
Less:
Above/below market rent, straight-line rent and other adjustments	(5,987)	(3,513)

Consolidated NOI	36,915	32,539

Noncontrolling interest in consolidated NOI	(6,539)	(7,052)
Pro-rata share of NOI (e)	30,376	25,487
Less: Operating Partnership’s interest in Fund NOI included above	(1,947)	(1,289)
Add: Operating Partnership’s share of unconsolidated joint venture NOI *	4,707	3,269
NOI - Core Portfolio	$33,136	$27,467

Note:
* Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)
(dollars in thousands)

	As of
	March 31, 2017	December 31, 2016
ASSETS
Investments in real estate, at cost
Land	$649,533	$693,252
Buildings and improvements	2,178,468	2,048,508
Construction in progress	21,644	19,789
Properties under capital lease	76,965	76,965
	2,926,610	2,838,514
Less: accumulated depreciation	305,074	287,066
Operating real estate, net	2,621,536	2,551,448
Real estate under development, at cost	510,548	543,486
Net investments in real estate	3,132,084	3,094,934
Notes receivable, net	276,507	276,163
Investments in and advances to unconsolidated affiliates	260,497	272,028
Other assets, net	201,822	192,786
Cash and cash equivalents	47,707	71,805
Rents receivable, net	50,766	43,842
Restricted cash	24,021	22,904
Assets of properties held for sale	21,498	21,498
Total assets	$4,014,902	$3,995,960

LIABILITIES
Mortgage and other notes payable, net	$1,143,049	$1,055,728
Unsecured notes payable, net	358,847	432,990
Accounts payable and other liabilities	207,679	208,672
Capital lease obligations	70,247	70,129
Dividends and distributions payable	23,366	36,625
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,221	13,691
Total liabilities	1,818,409	1,817,835

EQUITY
Acadia shareholders' Equity
Common shares, $0.001 par value, authorized 100,000,000 shares, issued and outstanding 83,630,051 and 83,597,741 shares, respectively	84	84
Additional paid-in capital	1,589,765	1,594,926
Accumulated other comprehensive income (loss)	438	(798)
Distributions in excess of accumulated earnings	(11,753)	(5,635)
Total Acadia shareholders’ equity	1,578,534	1,588,577
Noncontrolling interests	617,959	589,548
Total equity	2,196,493	2,178,125
Total liabilities and equity	$4,014,902	$3,995,960

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)
For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(c)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

(d)
In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted average 4,755,686 and 4,522,623 OP Units into Common Shares for the quarters ended March 31, 2017 and 2016, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 496,102 and 428,121 Common Shares the quarters ended March 31, 2017 and 2016. In addition, diluted FFO also includes the effect of 136,985 and 138,317 employee share options, restricted share units and LTIP units for the quarters ended March 31, 2017 and 2016, respectively.

(e)	The Pro-rata portion share of NOI is based upon our stated ownership percentages in each operating agreement.